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Exhibit 99.1




            IVIVI TECHNOLOGIES REPORTS FISCAL 2008 FINANCIAL RESULTS
                           AND COMMENTS ON FDA MATTER

MONTVALE, NJ - JUNE 30, 2008 - Ivivi Technologies, Inc. (NASDAQ:IVVI), a leader in non-invasive, electroceutical(R) therapy systems designed to target and enhance the body's anti-inflammatory response, today announced financial results for its fiscal fourth quarter and year ended March 31, 2008.

For the fiscal year ended March 31, 2008, Ivivi reported total revenue of $1,606,441, a 36% increase from $1,182,340 reported for the fiscal year ended March 31, 2007. The increase in fiscal 2008 revenues was primarily driven by the increase in licensing sales as we commenced the initial term of our agreement with Allergan. Revenue from licensing sales and fees increased to $427,923 in fiscal 2008 and included $62,500 related to the amortization of milestone payments and royalty revenue of $1,040. This compared to $26,042 in fiscal 2007. Initial royalties from Allergan are from a pilot launch of our product to select doctors in specific geographic regions. Royalties are received by the Company in the quarter following Allergan's sale of product to their customers. Direct sales, which represent product sold into medical facilities, increased to $440,846 during fiscal 2008 from $416,292 in fiscal 2007 while rental revenue related to the wound care market decreased marginally during fiscal 2008 to $737,672 from $740,006 in fiscal 2007. The Company had a net loss of $7,503,091, or $0.74 per share, for fiscal 2008 as compared to a net loss of $7,778,611, or $1.13 per share, for fiscal 2007. The fiscal 2008 net loss reflects share based compensation expenses of approximately $1.8 million. In fiscal 2007, the net loss reflected share based compensation expenses of approximately $2.1 million and was also negatively impacted by a $1.7 million charge for net interest and financing costs.

For the three month period ended March 31, 2008, Ivivi Technologies reported total revenue of $526,094 compared to $369,166 in the comparable period in 2007, an increase of 43%. The fiscal fourth quarter included licensing sales and fees of $289,156, direct sales of $31,154 and rental revenue of $205,784. This compares to revenue from licensing sales and fees of $15,625, direct sales of $196,060 and rental revenue of $157,481 in the prior year period. The net loss for the three month period ended March 31, 2008 was $2,232,611, or $0.21 per share, compared to a net loss of $1,422,944, or $0.15 per share, for the three month period ended March 31, 2007.

On March 31, 2008, Ivivi Technologies had cash and cash equivalents of $6.6 million, no outstanding long term debt and 10,715,130 common shares outstanding.


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IVIVI TECHNOLOGIES, INC.
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"During fiscal 2008, we have put in place the building blocks for what we anticipate to be an important inflection point for our company," commented Andre' A. DiMino, Vice Chairman and Co-Chief Executive Officer. "We continue to compile clinical evidence that differentiates our proprietary targeted PEMF signals from others in the industry and demonstrates our effectiveness at treating a variety of diseases. We believe we have gained significant recognition for our technology over the past year, including most importantly, the results of our cardiac study at the Cleveland Clinic, Florida which are being announced simultaneously with this press release. This study demonstrated a dramatic clinical improvement in "no-option" cardiac patients, an effect comparable to patients who do have surgical options and undergo costly and invasive angioplasty procedures. We also were pleased at the recent on-line publication of a study on the significant positive effects of our targeted PEMF in the reduction of post operative pain and a concomitant reduction in the use of narcotics and other pain medications in a double-blinded randomized pilot study in breast augmentation patients. We have a number of studies planned and underway that will utilize our targeted electroceuticals(R). Of particular note is a study at Henry Ford Hospital exploring the use of our product for the treatment of pain in patients with osteoarthritis."

Providing an update on the Company's licensing arrangement with Allergan, David Saloff, President and Co-Chief Executive Officer commented, "During our fiscal fourth quarter we substantially completed the shipment of Allergan's initial 20,000 unit order. While a pilot launch of the SofPulse(R) line of products for the aesthetic and bariatric surgery markets began earlier this year, we anticipate that Allergan will expand their launch nationally. Training for the Allergan sales force has been ongoing and additional promotional efforts including sampling, physician and patient brochures and other awareness programs are now fully in place. While it has taken longer than initially expected to get to a national launch, we are confident in Allergan's commitment to the product and believe that we will soon see important progress in getting our product into doctors' and patients' hands."

Mr. Saloff added, "On the wound care side of our business, we continue to make gains with Regency Hospital Company, a leading owner/operator of Long Term Acute Care (LTAC) hospitals across the United States, as well as with other U.S. based LTACs. We have completed a successful evaluation with one of the largest LTACs in the U.S. which has resulted in a roll-out into the first eight of their more than 80 hospitals. With the presentation of five clinical case studies in the last four months at both national and international forums including The Symposium on Advanced Wound Care (SAWC) in San Diego and World Union of Wound Healing Societies (WUWHS) in Toronto, we are beginning to see more significant clinical recognition and adoption. Advantages such as improved rates of wound healing, a reduction in the use of more costly negative pressure wound therapy device rentals, and overall per patient cost savings continue to generate evaluations. We have also seen interest from outside the U.S. and have plans to target strategic distributors in Europe to help expand the use of our technology abroad."

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IVIVI TECHNOLOGIES, INC.
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Steven M. Gluckstern, Chairman concluded, "Inflammation plays a key role in a number of diseases, positioning our technology in a number of significant markets. The potential importance of our technology in the treatment of coronary artery disease, which affects over 16 million people in the U.S. alone, cannot be overstated. In addition, early results from our core scientific and animal research with respect to the application of our technology in a range of neuro degenerative diseases, such as Parkinson's and Alzheimer's, appear to be very promising. While we will of course continue to expand our presence in the wound care, post surgical and pain areas which have been the Company's historical areas of concentration; cardiology and neurology will now represent the key future areas of focus and investment for the Company."

FDA MATTERS
The Company's medical devices are subject to extensive and rigorous regulation by the FDA, as well as other federal and state regulatory bodies. In February, 2007, in response to inquiries from the FDA, the Company voluntarily submitted a 510(k) for its current products, the SofPulse M-10, Roma and Torino PEMF products. The Company has had discussions with the FDA regarding its application and it received various requests from the FDA for additional information, which information has been delivered to the FDA. Following the delivery of such information, the Company received a letter from the FDA regarding its voluntarily submitted 510(k) for its current products, the SofPulse M-10, Roma and Torino PEMF products. The letter stated that the FDA determined that such products are not substantially equivalent to other devices cleared for marketing through the 510(k) process or otherwise legally marketed prior to May 28, 1976. The Company believes the FDA made an incorrect assessment of the data and the Company has undertaken efforts to have the FDA reconsider the information it has provided by informally appealing the FDA determination while maintaining the ability to formally appeal pursuant to established FDA regulations and guidance. The Company discussed its position with the FDA in a meeting conducted in early June 2008 and sent the FDA further information subsequent to the meeting as requested by the FDA. The Company is awaiting the FDA's response to the meeting and subsequent submission. The Company believes based upon regulations and guidance published by the FDA, as well as discussions with its independent expert consultants, including former FDA officials, that all of its current products are covered by the FDA clearance provided in 1991. Based upon the safety and efficacy of the Company's products, it does not believe the FDA will require it to cease marketing and/or recall current products which have been already sold, or rented. However, if the Company is unsuccessful in its efforts to have the FDA reconsider the data and it does not modify its determination, the FDA may require the Company to do so until FDA marketing clearance is obtained. In addition, the FDA could subject the Company to other sanctions set forth under "Government Regulation" in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008.


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IVIVI TECHNOLOGIES, INC.
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CONFERENCE CALL
Management will discuss the Company's results for its fiscal year ended March 31, 2008, during a conference call scheduled for today, Monday, June 30, 2008 at 4:30 pm ET. Shareholders and other interested parties may participate in the conference call by dialing (877) 407-0781 approximately 5 to 10 minutes before the beginning of the call. International callers should dial (201) 689-8568. If you are unable to participate, a replay of the call will be available until midnight on July 14, 2008 by dialing (877) 660-6853 and using pass code # 286 and conference ID # 288959. International callers should dial (201) 612-7415 and use the pass codes listed above. The call will also be broadcast live on the Investor Relations section of the Company's website www.ivivitechnologies.com and at www.InvestorCalendar.com. An archive of the call will also be available on the Company's website for 90 days.



ABOUT IVIVI TECHNOLOGIES, INC.
Based in Montvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or tPEMF(TM), technology, which, by creating a therapeutic electrical current in injured soft tissue, modulates biochemical and physiological healing processes to help repair the injured tissue and reduce related pain and inflammation. The Company's Electroceuticals(R) have been used in non-invasive treatments for a wide array of conditions, including chronic wounds, pain and edema following plastic and reconstructive surgery and chronic inflammatory disorders.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to our future studies, strategic partnerships and future sales. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party

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IVIVI TECHNOLOGIES, INC.
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reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's From 10-KSB for the fiscal year ended March 31, 2008. The Company assumes no obligation to update the information contained in this press release.

INVESTOR RELATIONS CONTACT:
---------------------------
Cameron Associates
Alison Ziegler or Lester Rosenkrantz;                    Deanne Eagle for Media
212-554-5469                                             212-554-5463
Alison@cameronassoc.com                                  Deanne@cameronassoc.com


                          -FINANCIAL TABLES TO FOLLOW-


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IVIVI TECHNOLOGIES, INC.
PAGE 6

                                             IVIVI TECHNOLOGIES, INC.
                                             STATEMENTS OF OPERATIONS

                                               Three Months Ended                Year Ended
                                                  March 31,                       March 31,
                                                 (unaudited)                      (audited)
                                         ----------------------------    ----------------------------
                                             2008             2007           2008            2007
                                         ------------    ------------    ------------    ------------
Revenues:
  Rentals                                $    205,784    $    157,481    $    737,672    $    740,006
  Licensing sales and fees                    289,156          15,625         427,923          26,042
  Direct sales                                 31,154         196,060         440,846         416,292
                                         ------------    ------------    ------------    ------------
                                              526,094         369,166       1,606,441       1,182,340
                                         ------------    ------------    ------------    ------------

Costs and expenses:
  Cost of rentals                              10,076          25,393          48,725          94,043
  Cost of licensing sales                     377,695              --         495,008              --
  Cost of direct sales                          8,605          28,296         108,841          87,040
  Research and development                    573,042         503,852       2,115,049       2,201,575
  Sales and marketing                         605,091         355,763       2,012,969       1,307,069
  General and administrative                1,247,579         976,660       4,628,182       3,579,636
                                         ------------    ------------    ------------    ------------
Total operating expenses                    2,822,088       1,889,964       9,408,774       7,269,363
                                         ------------    ------------    ------------    ------------
                                           (2,295,994)     (1,520,798)     (7,802,333)     (6,087,023)

Interest income (expense), net                 63,383          97,854         299,242      (1,665,761)
Change in fair value of warrants &
   registration rights liabilities                 --              --              --         (25,827)
                                         ------------    ------------    ------------    ------------

Loss before provision for income taxes
                                           (2,232,611)     (1,422,944)     (7,503,091)     (7,778,611)
Provision for income taxes                         --              --              --              --
                                         ------------    ------------    ------------    ------------
Net loss                                 $ (2,232,611)   $ (1,422,944)   $ (7,503,091)   $ (7,778,611)
                                         ============    ============    ============    ============
Net loss per share, basic and diluted    $      (0.21)   $      (0.15)   $      (0.74)   $      (1.13)
                                         ============    ============    ============    ============
Weighted average shares outstanding ..     10,697,346       9,553,380      10,073,373       6,875,028
                                         ============    ============    ============    ============


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IVIVI TECHNOLOGIES, INC.
PAGE 7



                                 IVIVI TECHNOLOGIES, INC.
                                       BALANCE SHEET

                                                      March 31, 2008     March 31, 2007
                                                       ------------       ------------
                                                        (audited)          (audited)
Current assets
  Cash and cash equivalents                            $  6,600,154       $  8,310,697
  Accounts receivable, net                                  319,007            224,349
  Inventory                                                 111,951            236,735
  Deposits with affiliate - net                             241,828                 --
  Prepaid expenses                                          141,148            154,730
                                                       ------------       ------------

Total current assets                                      7,414,088          8,926,511

Property and equipment, net                                 405,793             46,040
Inventory, long term                                        115,885                 --
Equipment in use and under rental agreements, net           155,834             60,096
Intangible assets, net                                      615,064            270,826

Restricted cash                                              48,167                 --
                                                       ------------       ------------

Total assets                                           $  8,754,831       $  9,303,473
                                                       ============       ============

Current liabilities:
  Accounts payable and accrued expenses                $  1,029,143       $  1,005,975
  Advances payable - affiliate                                   --             36,657
                                                       ------------       ------------

Total current liabilities                                 1,029,143          1,042,632

Deferred revenue                                            411,458            473,958
                                                       ------------       ------------

Total liabilities                                         1,440,601          1,516,590

Stockholders' equity:
  Common stock                                           26,183,516         20,922,154
  Additional paid-in capital                             12,346,187         10,577,111
  Accumulated deficit                                   (31,215,473)       (23,712,382)
                                                       ------------       ------------

Total stockholders' equity                                7,314,230          7,786,883
                                                       ------------       ------------

Total liabilities and stockholders' equity             $  8,754,831       $  9,303,473
                                                       ============       ============


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